                                                                     EXHIBIT 4.4

                           KNOWLEDGE ADVENTURE, INC.
                            STOCK OPTION AGREEMENT
                            ----------------------


RECITALS
--------

     A. The Board has adopted the Plan for the purpose of attracting and retaining the services of selected Employees (including officers and directors), non-employee members of the Board and consultants and other independent contractors who contribute to the financial success of the Corporation or any Parent or Subsidiary.

     B. Optionee is an individual who is to render valuable services to the Corporation or any Parent or Subsidiary, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.  GRANT OF OPTION.  Subject to and upon the terms and conditions set
              ---------------
forth in this Agreement, the Corporation hereby grants to Optionee, as of the Grant Date, a stock option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the Exercise Price.

          2.   OPTION TERM.  This option shall have a maximum term of ten (10)
               -----------
years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3.   LIMITED TRANSFERABILITY. This option shall be neither
               -----------------------
transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

          4.   DATES OF EXERCISE.  This option shall become exercisable for the
               -----------------
Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for one or more such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5.   CESSATION OF SERVICE.  The option term specified in Paragraph 2
               --------------------
shal1 terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

          (a) Should Optionee cease to remain in Service for any reason (other than death or Disability) while this option is outstanding, then the period for exercising this option shall be reduced to a six (6) month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such six (6) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (b) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) the expiration of the twelve (12)-month period measured from the
-------
date of Optionee's death or (ii) the Expiration Date. Upon the expiration of such twelve (12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (i) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Service) during which to exercise this option. However, should such Disability be deemed to constitute Permanent Disability, then the period during which this option is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be the twelve (12)-month period following the date of Optionee's cessation of Service by reason of such Permanent Disability. In no event shall this option be exercisable at any time after the Expiration Date.

          Note:  Exercise of this option on a date later than three (3) months
          ----
          following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability
                                                   ------
          constitutes Permanent Disability. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

          (c) During the limited period of post-Service exercisability applicable under subparagraph (a), (b) above, this option may not be exercised in the aggregate for more than the lesser of (i) the number of Option Shares for
                                   ------
which the option is, at the time of Optionee's cessation of Service, exercisable in accordance with the exercise schedule specified in the Grant Notice or (ii) the number of Option Shares in which Optionee is, at the time of his/her cessation of Service, vested in accordance with the vesting schedule specified in the Grant Notice. To the extent Optionee is not vested in the Option Shares at the time of his/her cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

     6.   SPECIAL TERMINATION OF OPTION.
          -----------------------------

          (a) Upon the occurrence of a Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or parent thereof.

          (b) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7.   ADJUSTMENT IN OPTION SHARES.
          ---------------------------

          (a) In the event any change is made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          (b) If this option is to be assumed in connection with a Corporate Transaction or is otherwise to remain outstanding, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price payable per share, provided
                                                                        --------
the aggregate Exercise Price payable hereunder shall remain the same.

     8.   PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not
          ----------------------------
have any stockholder rights with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price.

     9.   MANNER OF EXERCISING OPTION.
          ---------------------------

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

               (i)  Execute and deliver to the Secretary of the Corporation:

                    (A) the Purchase Agreement, if Optionee is exercising the Option to purchase Unvested Shares (as defined in the Purchase Agreement); or

                    (B) if Optionee is exercising the Option to purchase vested Option Shares, a notice of exercise in substantially the form of
          Exhibit I to this Agreement in which there is specified the number of Option Shares which are to be purchased under the exercised option.

               (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following alternative forms:

                    (A) full payment in cash or check made payable to the Corporation; or

                    (B) in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                    (C) through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

                    (D) by delivery of Optionee's full-recourse promissory note in accordance with the terms set forth in Paragraph 15.

               (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

          Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation.

          (b) As soon after the Exercise Date as practical, the Corporation shall mail or deliver to or on behalf of Optionee (or the other person or persons exercising this option) a certificate or certificates representing the shares purchased under this Agreement, with the appropriate legends affixed thereto.

          (c) In no event may this option be exercised for any fractional shares.

          10.  REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES
               -----------------
ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE SUCH SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT.

          11.  COMPLIANCE WITH LAWS AND REGULATIONS.
               -------------------------------------

          (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of such exercise and issuance.

          (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

     12.  MARKET STAND-OFF.
          -----------------

          (a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters; provided,
                                                                      --------
however, that in no event shall such period exceed one hundred eighty (180) days. The limitations of this Paragraph 12 shall in all events terminate two
(2) years after the effective date of the Corporation's initial public offering.

          (b) Optionee shall be subject to the market stand-off provisions of this Paragraph 12 provided and only if the officers and directors of the
                  --------------------
Corporation are also subject to similar arrangements.

          (c) In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock effected as a class without the Corporation's receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this Paragraph 12, to the same extent the Purchased Shares are at such time covered by such provisions.

          (d) In order to enforce the limitations of this Paragraph 12, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

     13.  SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided
          ----------------------
in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

     14.  LIABILITY OF CORPORATION.  The inability of the Corporation to
          ------------------------
obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

     15.  LOANS.  Optionee shall be permitted to exercise this option by
          -----
delivering a promissory note providing for the payment of the Exercise Price. The interest rate and other terms and conditions of any promissory note shall be as follows: (A) the Note shall have a term of five (5) years, (B) the Note shall bear interest at the minimum rate required by the Federal tax laws to avoid the imputation of interest income to the Corporation and compensation income to Optionee, (C) the Note shall be secured by the Option Shares purchased upon delivery of the Note, (D) Optionee shall also be personally liable for payment of the Note, (E) the principal and interest under the Note shall be payable in four equal annual installments, and (F) the Note shall become immediately due and payable upon the occurrence of any or all of the following events: (i) the sale or transfer of the Option Shares purchased with the Note,
(ii) 180 days following Optionee's termination of Service for any reason other than death or Permanent Disability, or (iii) the first anniversary of Optionee's termination of Service due to death or Permanent Disability.

     16.  NOTICES.   Any notice required to be given or delivered to the
          -------
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     17.  CONSTRUCTION.  This Agreement and the option evidenced hereby are
          ------------
made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

     18.  GOVERNING LAW.  The interpretation, performance and enforcement
          -------------
of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

     19.  ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION.   In the
          --------------------------------------------------
event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

          (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

          (b) Should this option be designated as immediately exercisable in the Grant Notice, then this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become exercisable as a Non-Statutory Option for the balance of the Option Shares.

          (c) Should this option be designated as exercisable in installments in the Grant Notice, then no installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant
Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

          (d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     20.  WITHHOLDING TAXES. Optionee hereby agrees to make appropriate
          -----------------
arrangements with the Corporation or Parent or Subsidiary employing Optionee for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the exercise of this option.

                                    APPENDIX
                                    --------


DEFINITIONS

     A.  BOARD shall mean the Corporation's Board of Directors.
         -----

     B.  CODE shall mean the Internal Revenue Code of 1986, as amended.
         ----

     C.   COMMON STOCK shall mean the Corporation's common stock.
          ------------

     D.   CORPORATE TRANSACTION shall mean either of the following stockholder-
          ---------------------
approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

         (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     E.   CORPORATION shall mean Knowledge Adventure, Inc., a Delaware
          -----------
corporation.

     F.   DISABILITY shall mean the inability of Optionee to engage in any
          ----------
substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     G.   EMPLOYEE shall mean an individual who is in the employ of the
          --------
Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     H.  EXERCISE DATE shall mean the date on which the option shall have been
         -------------
exercised in accordance with Paragraph 9 of this Stock Option Agreement.

     I.  EXERCISE PRICE shall mean the exercise price per share as specified in
         --------------
the Grant Notice.

     J.  EXPIRATION DATE shall mean the date on which the option expires as set
         ---------------
forth in the Grant Notice.

     K.  FAIR MARKET VALUE per share of Common Stock on any relevant date under
         -----------------
the Plan shall be the value determined in accordance with the following provisions:

         (i) If the Common Stock is not at the time listed or admitted to trading on any Stock Exchange but is traded on the Nasdaq National Market System, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers through the Nasdaq National Market System or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (ii) If the Common Stock is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (iii) If the Common Stock is at the time neither listed nor admitted to trading on any Stock Exchange nor traded on the Nasdaq National Market System, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

     L.  GRANT DATE shall mean the date of grant of the stock option as set
         ----------
forth in the Grant Notice.

     M.  GRANT NOTICE shall mean the notice of grant of stock option pursuant to
         ------------
which Optionee has been informed of the basic terms of the option.

     N.  INCENTIVE OPTION shall mean a stock option which satisfies the
         ----------------
requirements of Code Section 422.

     O.  1933 ACT shall mean the Securities Act of 1933, as amended.
         --------

     P.   NON-STATUTORY OPTION shall mean an option not intended to meet the
          ------------- ------
requirements of Code Section 422.

     Q.  OPTION SHARES shall mean the number of shares of Common Stock subject
         -------------
to the option.

     R.  PARENT shall mean any corporation (other than the Corporation) in an
         ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     S.  PLAN shall mean the Corporation's 1993 Stock Option Plan.
         ----

     T.  PLAN ADMINISTRATOR shall mean either the Board or a committee of Board
         ------------------
members, to the extent the committee is at the time responsible for the Administration of the Plan in accordance with Article III of the Plan.

     U.  PURCHASE AGREEMENT shall mean a form of stock purchase agreement in
         ------------------
substantially the same form of Exhibit B to the Grant Notice.

     V.  PURCHASED SHARES shall mean the shares of Common Stock of the
         ----------------
Corporation purchased by Optionee pursuant to the exercise of the option.

     W.  SERVICE shall mean the provision of services to the Corporation or any
         -------
Parent or Subsidiary by an individual in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent contractor.

     X.  STOCK EXCHANGE shall mean the American Stock Exchange or the New York
         --------------
Stock Exchange.

     Y.  SUBSIDIARY shall mean each corporation (other than the Corporation) in
         ----------
an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   EXHIBIT I
                                   ---------

                       NOTICE OF EXERCISE OF STOCK OPTION
                       ----------------------------------



            I hereby notify Knowledge Adventure, Inc. (the "Corporation") that I elect to purchase shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_______ per share (the "Option Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1993 Stock Option Plan on ___________, 19__.

          Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver an Investment Representation Statement and whatever additional documents may be required by such agreement as a condition for exercise.

_________________, 199_
Date


                                    ___________________________________
                                    Optionee

                                    Address:    ________________________

                                                ________________________


Print name in exact
manner it is to appear on
the stock certificate:              ____________________________________

Address to which certificate
is to be sent, if different
from address above:                 ____________________________________

                                    ____________________________________


Social Security Number:             ____________________________________

Employee Number:                    ____________________________________